                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 Amendment No.1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: DECEMBER 10, 1998


                            THE SEAGRAM COMPANY LTD.
             (Exact name of registrant as specified in its charter)



            Canada                                            1-2275                                None
-------------------------------                      -----------------------                  ------------------
(State or other jurisdiction of                      (Commission File Number)                 (I.R.S. Employer
incorporation or organization)                                                                Identification No.)

1430 Peel Street, Montreal, Quebec, Canada                                                         H3A 1S9
-------------------------------------------                                                    ----------------
 (Address of principal executive offices)                                                         (Zip Code)

Registrant's telephone number, including area code:                                             (514) 849-5271
                                                                                              ------------------

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated December 10, 1998, as set forth in the pages attached hereto:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

Item 7 is hereby amended and supplemented to include the financial statements, pro forma financial information and the exhibits set forth below:

(a)  Financial Statements of Business Acquired.
     ------------------------------------------

     Unaudited consolidated financial statements of PolyGram N.V. for the nine months ended September 30, 1998.

(b)  Pro Forma Financial Information
     -------------------------------

     Unaudited pro forma consolidated income statements of The Seagram Company Ltd. for the six months ended December 31, 1998 and for the fiscal year ended June 30, 1998.

(c)  Exhibits

     (23) Consent of KPMG Accountants N.V., independent auditors.

     (99) Unaudited Quarterly Supplementary Pro Forma Financial Information.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             THE SEAGRAM COMPANY LTD.


                                             By   /s/ Robert W. Matschullat
                                                  -------------------------
                                                  Robert W. Matschullat
                                                  Vice Chairman and
                                                  Chief Financial Officer
Date:  February 23, 1999

         INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF POLYGRAM N.V.


                                                                       PAGE
                                                                       ----


Item 1.  Financial Statements

         Consolidated financial statements

         Consolidated statements of income for the quarters and nine
            months ended September 30, 1997 and September 30, 1998       6

         Consolidated balance sheets at December 31, 1997 and
            September 30, 1998                                           7

         Consolidated statements of cash flows for the nine months
            ended September 30, 1997 and September 30, 1998              8

         Consolidated statements of changes in shareholders' equity for the years ended December 31, 1996 and 1997 and the nine
            months ended September 30, 1998                              9

         Notes to the consolidated financial statements                 10 - 12

This report sets forth certain information regarding the financial condition and results of operations of PolyGram N.V. ("PolyGram") for the nine month period ended September 30, 1998.

The unaudited financial statements included in this report, in the opinion of management, reflect all adjustments necessary for a fair presentation of the financial position, the results of operations and cash flows for the periods presented.The unaudited financial information included in this report has been prepared in accordance with generally accepted accounting principles in The Netherlands.

These statements should be read in conjunction with the consolidated financial statements and related notes in PolyGram's Annual Report to Shareholders on Form 20-F for the fiscal year ended December 31, 1997.

Item 1

                               THE POLYGRAM GROUP

                        CONSOLIDATED STATEMENTS OF INCOME
                (ALL AMOUNTS EXPRESSED IN MILLIONS OF NETHERLANDS
                  GUILDERS, EXCEPT SHARE AMOUNTS AND PER SHARE
                         DATA, UNLESS OTHERWISE STATED)



                                              THREE MONTHS ENDED      NINE MONTHS ENDED
                                                 SEPTEMBER 30,           SEPTEMBER 30,
                                              ------------------      ------------------
                                               1997        1998        1997        1998
                                              ------      ------      ------      ------
                                                 (UNAUDITED)             (UNAUDITED)
Net sales (note 4)                             2,675       2,668       7,201       7,318
Direct cost of sales                          (1,534)     (1,446)     (3,813)     (3,991)
                                              ------      ------      ------      ------
Gross income                                   1,141       1,222       3,388       3,327
Selling expenses, General and
  administrative expenses                     (1,011)     (1,051)     (2,828)     (3,047)
                                              ------      ------      ------      ------
Income from operations (note 4)                  130         171         560         280
Financial income (expense)                        (3)        (20)         (7)        (36)
                                              ------      ------      ------      ------
Income before tax                                127         151         553         244
Income tax                                       (36)         11        (160)        (18)
                                              ------      ------      ------      ------
Income after tax                                  91         162         393         226
Equity in net loss of non-consolidated
  companies                                       (2)         (1)        (22)        (14)
Minority interests                                (4)          5         (16)         (8)
                                              ------      ------      ------      ------
Net income                                        85         166         355         204
                                              ======      ======      ======      ======

Average number of shares in millions
  (par value NLG 0.50) outstanding during
   the year                                    180.0       180.0       180.0       180.0
Net income per share                            0.47        0.92        1.97        1.13



        The accompanying notes are an integral part of these consolidated financial statements.

                               THE POLYGRAM GROUP

                           CONSOLIDATED BALANCE SHEETS

                (ALL AMOUNTS EXPRESSED IN MILLIONS OF NETHERLANDS
                  GUILDERS, EXCEPT SHARE AMOUNTS AND PER SHARE
                         DATA, UNLESS OTHERWISE STATED)

                                              DECEMBER 31,    SEPTEMBER 30,
                                              ------------    -------------
                                                   1997           1998
                                                 -------         -------
                                                               (UNAUDITED)
ASSETS
Current assets
  Cash                                               694            185
  Receivables and prepaid expenses                 4,186          3,660
  Inventories (note 3)                             1,455          1,438
                                                 -------        -------
Total current assets                               6,335          5,283
Long-term receivables                                718            700
Other non-current financial assets                   106            120
Non-consolidated companies                           298            338
Tangible fixed assets (note 3)                       819            762
Intangible fixed assets                            3,036          3,391
                                                 -------        -------
Total assets                                      11,312         10,594
                                                 =======        =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Payables to banks                                  194            906
  Subordinated notes to be redeemed                  163             --
  Accounts payable:  Trade creditors               1,083            824
  Dividend payable                                   180             --
  Accrued liabilities
    Income taxes payable                             101             97
    Accrued expenses                               3,490          3,034
  Short-term provisions                              502            456
                                                 -------        -------
Total current liabilities                          5,713          5,317
Non-current liabilities
  Deferred income taxes                              815            638
  Provision for pensions                             244            247
  Other provisions                                    58            116
  Long-term debt                                     260            227
                                                 -------        -------
Total non-current liabilities                      1,377          1,228
                                                 -------        -------
Minority interests                                    79             67
                                                 -------        -------
Shareholders' equity
  Common Shares (NLG 0.50 par value):
  Authorized 500,000,000 shares, issued
  and outstanding 180,000,000 shares                  90             90
  Share premium                                    1,095          1,095
  Foreign exchange translation differences          (211)          (427)
  Retained earnings                                3,169          3,224
                                                 -------        -------
Total shareholders' equity                         4,143          3,982
                                                 -------        -------
Total liabilities and shareholders' equity        11,312         10,594
                                                 =======        =======


        The accompanying notes are an integral part of these consolidated financial statements.

                               THE POLYGRAM GROUP

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

           (ALL AMOUNTS EXPRESSED IN MILLIONS OF NETHERLANDS GUILDERS)

                                                        NINE MONTHS ENDED     NINE MONTHS ENDED
                                                          SEPTEMBER 30,         SEPTEMBER 30,
                                                        -----------------     -----------------
                                                             1997                   1998
                                                            ------                 ------
                                                          (UNAUDITED)            (UNAUDITED)
Cash flows from operating activities
  Net income                                                   355                   204
Adjustments to reconcile net income to gross
  cash provided by operating activities:
  Depreciation on film inventory                               411                   449
  Depreciation and amortization on tangible
    and intangible assets                                      149                   161
  Provision for losses on advances to artists,
    repertoire owners and other current receivables            187                   244
  Equity in income of non-consolidated
    companies (net of dividends)                                22                    14
  Minority interests                                            16                     8
                                                            ------                ------
Gross cash flows from operations                             1,140                 1,080
Change in assets and liabilities, net of
  effects from acquisitions:
  Advances to artists and repertoire owners, other
  current receivables and prepaid expenses                    (362)                   41
  Long-term receivables                                         12                   (18)
  Film inventories                                            (683)                 (609)
  Accrued liabilities                                          218                  (370)
  Deferred income tax and other
  provisions                                                    10                  (134)
  Other assets and liabilities                                (164)                  (64)
                                                            ------                ------
Total adjustments                                             (969)               (1,154)
                                                            ------                ------
Net cash provided by operating activities                      171                   (74)
Cash flows from investing activities:
  Payments for acquisitions, net of cash
  acquired                                                     (97)                 (462)
  Investm. in tangible and intangible assets                   (90)                  (91)
  Others                                                       (56)                  (67)
                                                            ------                ------
Net cash used in investing activities                         (243)                 (620)
Cash flows from financing activities:
  Payables to banks                                            273                   703
  Redemption of subordinated Notes                             (76)                 (163)
  Transactions in PolyGram N.V. shares                         (18)                  (59)
  Dividend paid                                               (170)                 (270)
  Others                                                       (12)                  (11)
                                                            ------                ------
Net cash used for financing activities                          (3)                  200
                                                            ------                ------
Net decrease in cash                                           (75)                 (494)
Translation differences                                         12                   (15)
Cash as at January 1                                           414                   694
                                                            ------                ------
Cash as at end of period                                       351                   185
                                                            ======                ======
Non-cash financing activities                                  193                   195
Interest paid                                                   66                    82
Income taxes paid                                               19                   138

        The accompanying notes are an integral part of these consolidated financial statements.

                               THE POLYGRAM GROUP

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                (ALL AMOUNTS IN MILLIONS OF NETHERLANDS GUILDERS,
                  EXCEPT SHARE AMOUNTS, UNLESS OTHERWISE STATED)

                                                                                           FOREIGN
                                                  NUMBER OF      SHARE                     EXCHANGE
                                                   COMMON       CAPITAL        SHARE      TRANSLATION      RETAINED
                                                   SHARES       COMMON        PREMIUM     DIFFERENCES      EARNINGS        TOTAL
                                                 -----------  -----------   -----------   -----------    -----------    -----------
Balance at December 31, 1995                     180,000,000           90         1,095          (707)         2,257          2,735
Net income                                                --           --            --            --            608            608
Foreign exchange translation
  differences                                             --           --            --           226             --            226
Goodwill on acquisitions prior
  to January 1, 1993                                      --           --            --            --              8              8
Dividend --                                               --           --            --          (171)          (171)
Transactions in PolyGram N.V. shares                      --           --                          --           (104)          (104)
                                                 -----------  -----------   -----------   -----------    -----------    -----------
Balance at December 31, 1996                     180,000,000           90         1,095          (481)         2,598          3,302
Net income                                                --           --            --            --            787            787
Foreign exchange translation
  differences                                             --           --            --           270             --            270
Goodwill on acquisitions prior
  to January 1, 1993                                      --           --            --            --              2              2
Dividend --                                               --           --            --          (180)          (180)
Transactions in PolyGram N.V. shares                      --           --            --            --            (38)           (38)
                                                 -----------  -----------   -----------   -----------    -----------    -----------
Balance at December 31, 1997                     180,000,000           90         1,095          (211)         3,169          4,143
Net income (unaudited)                                    --           --            --            --            204            204
Foreign exchange translation
  differences (unaudited)                                 --           --            --          (216)            --           (216)
Dividend (unaudited)                                      --           --            --            --            (90)           (90)
Transactions in PolyGram N.V. shares (unaudited)          --           --            --            --            (59)           (59)
                                                 -----------  -----------   -----------   -----------    -----------    -----------
Balance at September 30, 1998 (unaudited)        180,000,000           90         1,095          (427)         3,224          3,982
                                                 ===========  ===========   ===========   ===========    ===========    ===========


        The accompanying notes are an integral part of these consolidated financial statements.

                               THE POLYGRAM GROUP

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
         (ALL AMOUNTS SHOWN IN TABULAR FORMATS ARE EXPRESSED IN MILLIONS
          OF NETHERLANDS GUILDERS, EXCEPT SHARE AMOUNTS AND PER SHARE
                        DATA, UNLESS OTHERWISE STATED)

1.  BASIS OF PRESENTATION

         The accompanying unaudited interim financial statements of PolyGram N.V. and its subsidiaries (the "PolyGram Group")have been prepared in accordance with generally accepted accounting principles in The Netherlands ("Dutch GAAP") and do therefore not include certain information and notes necessary for a presentation of results of operations, financial position and cash flows in conformity with generally accepted accounting principles in the United States of America. These statements should be read in conjunction with the consolidated financial statements and related notes in the Company's Annual Report to Shareholders on Form 20-F for the fiscal year ended December 31, 1997. In the opinion of PolyGram, the unaudited interim financial statements include all adjustments, comprising only normal recurring adjustments, necessary for a fair presentation of operating results. Results of operations for the nine months are not necessarily indicative of those expected for the full year.

         See Note 4 for further information on significant differences between Dutch GAAP and US GAAP which affect PolyGram's consolidated net income and shareholders' equity.

         In recognition of the proposed acquisition of PolyGram by The Seagram Company Ltd. (Seagram), announced on May 21, 1998, and Seagram's announced intention to sell PolyGram Filmed Entertainment (PFE), PolyGram's divisional revenues and operating results for the three and nine month periods ended September 30, 1998 have been reclassified to reflect the film activities that were offered for sale. The reclassification reflects the transfer of certain video distribution activities which would not be sold as part of PFE if such transaction would be effected. For comparison purposes, prior periods have also been restated.

2.  ACQUISITIONS

         Effective January 1, 1997 PolyGram acquired an additional 31% in PT PolyGram Indonesia, increasing its share to 80% and acquired 60% of What's Music International Inc., in Taiwan. These and other acquisitions in 1997 were accounted for using the purchase method and resulted in goodwill of NLG 100 million in total. In 1997 PolyGram sold its music and VHS cassette factory in The Netherlands.

         In January 1998, PolyGram acquired a library of film catalogs from Consortium de Realisation SA for a consideration of US$225 million. From the purchase price an amount of US$125 million is identified as a catalogue of film rights, the remainder being allocated to various other assets and liabilities acquired, including goodwill. This, and other acquisitions in the nine months ended September 30, 1998 were accounted for using the purchase method and resulted in goodwill of NLG 306 million.

         During 1997 and the first nine months of 1998 PolyGram made other acquisitions, none of which had a significant effect on the consolidated financial statements.

3.  SUPPLEMENTARY INFORMATION

         INVENTORIES

                                                        DECEMBER 31,   SEPTEMBER 30,
                                                            1997            1998
                                                            ----            ----
                                                                        (UNAUDITED)

Films, net of amortization                                   963             957
Finished goods                                               238             230
Recording costs                                              197             191
Raw materials                                                 57              60
                                                           -----           -----
                                                           1,455           1,438
                                                           =====           =====

                                                      DECEMBER 31,  SEPTEMBER 30,
                                                         1997            1998
                                                         ----            ----
                                                                     (UNAUDITED)
TANGIBLE FIXED ASSETS

Property, plant and equipment, at cost                   1,574          1,563
Accumulated depreciation                                   755            801
                                                         -----          -----
                                                           819            762
                                                         =====          =====

4. APPLICATION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

         The accounting policies followed in the preparation of the consolidated financial statements differ in certain significant respects from those generally accepted in the United States of America (US GAAP).

         The significant differences which affect net income and/or shareholders' equity are as follows:

                  a. Goodwill arising from a difference between the purchase price including contingent consideration and net asset value of newly acquired companies and participations was accounted for directly in shareholders' equity up to January 1, 1993. Thereafter goodwill is capitalized and amortized over periods not exceeding 40 years. For US GAAP purposes, all goodwill has been recorded as an asset and is being amortized over periods not exceeding 40 years. Under US GAAP, contingent consideration is not recognized at the date of acquisition, but instead is recognized as additional goodwill at the date the contingency is resolved and the additional consideration is payable.

                  b. Intangible fixed assets other than goodwill are amortized if and to the extent that the present value of the expected income generated by each category of asset is less than the book value. For US GAAP purposes, catalogs of recorded music are amortized straight-line over 25 years, the catalogue of film rights straight-line over 20 years and the catalogs of music publishing rights and theatrical rights straight-line over 15 years.

The calculation of net income and shareholders' equity, substantially in accordance with US GAAP, is as follows:

                                                 THREE MONTHS ENDED    NINE MONTHS ENDED
                                                    SEPTEMBER 30,        SEPTEMBER 30,
                                                 ------------------    -----------------
                                                   1997    1998          1997    1998
                                                   ----    ----          ----    ----
                                                    (UNAUDITED)           (UNAUDITED)
Net income as per Consolidated
  Statements of Income of the
  PolyGram Group                                     85     166           355     204
Adjustments to reported income:
a. amortization of goodwill                          (8)     (8)          (23)    (25)
b. amortization of intangible fixed assets
   other than goodwill                              (29)    (29)          (83)    (87)
-- other                                             (5)     (1)          (20)     (2)
-- tax effects of US GAAP adjustments                12      12            38      35
                                                   ----    ----          ----    ----
Approximate net income in accordance
  with US GAAP                                       55     140           267     125
Approximate net income per share in
  accordance with US GAAP                          0.31    0.78          1.48    0.69

                                                           DECEMBER 31,     SEPTEMBER 30,
                                                               1997             1998
                                                           ------------     -------------
Shareholders' equity as per consolidated
  balance sheets of the PolyGram Group                        4,143            3,982
Adjustments to reported equity:
a.  goodwill                                                  1,110            1,032
b.  intangible fixed assets other than goodwill                (739)            (784)
    -- other                                                    (28)             (29)
    -- tax effects of US GAAP adjustments                       197              222
                                                             ------           ------
Approximate shareholders' equity in accordance
  with US GAAP                                                4,683            4,423
                                                             ======           ======

Changes in shareholders' equity, substantially in accordance with US GAAP are as follows:

                                                                          TOTAL
                                                                          -----
Balance at December 31, 1996                                              3,876
Net income                                                                  677
Foreign exchange translation differences                                    345
Dividend                                                                   (180)
Transactions in PolyGram N.V. shares                                        (38)
Other, on balance                                                             3
                                                                         ------
Balance at December 31, 1997                                              4,683

Net income                                                                  125
Foreign exchange translation differences                                   (236)
Dividend                                                                    (90)
Transactions in PolyGram N.V. shares                                        (59)
                                                                         ------
Balance at September 30, 1998                                             4,423
                                                                         ======

       UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE SEAGRAM COMPANY LTD.

                          Index to Financial Statements


                                                                           Page
                                                                           ----
          Unaudited Pro Forma Consolidated Income Statement for the Six
          Months Ended December 31, 1998.                                   15

          Unaudited Pro Forma Consolidated Income Statement for the Fiscal
          Year Ended June 30, 1998.                                         16

                            THE SEAGRAM COMPANY LTD.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On August 25, 1998, The Seagram Company Ltd. (the "Corporation") completed the sale of Tropicana Products, Inc. and the Corporation's global juice business ("Tropicana") to PepsiCo, Inc. for cash proceeds of approximately $3.3 billion. The proceeds from the Tropicana sale have been used by the Corporation to provide part of the financing for the Corporation's acquisition of PolyGram N.V. ("PolyGram"). On December 6, 1998, the Corporation announced that it had accepted all of the shares of PolyGram tendered pursuant to a tender offer (the "Offer") by the Corporation, representing approximately 99.5% of the then outstanding PolyGram Shares. Pursuant to the Offer, on December 10, 1998 the Corporation paid approximately $8.56 billion in cash and issued approximately
47.9 million common shares (approximately 12 percent of the Corporation's outstanding common shares after the transaction). Substantially all of the common shares were issued to Koninklijke Philips Electronics N.V., which had owned 75% of the PolyGram shares.


     The following Unaudited Pro Forma Consolidated Statements of Income for the six months ended December 31, 1998 and for the fiscal year ended June 30, 1998 illustrate (i) the effect of the sale of Tropicana and the Offer as if each had been consummated on July 1, 1997 for the Unaudited Pro Forma Consolidated Statement of Income for the six months ended December 31, 1998 and (ii) the effect of the sale of Tropicana, the Offer and the other transactions described below as if such transactions had been consummated on July 1, 1997 for the Unaudited Pro Forma Consolidated Statement of Income for the fiscal year ended June 30, 1998. The Offer has been accounted for as a purchase.

     The other transactions referred to in the immediately preceding paragraph are:

     - On October 21, 1997, the acquisition by Universal Studios, Inc. ("Universal") of an incremental 50% interest in the USA Networks partnership, including the Sci-Fi Channel, for $1.7 billion in cash (the "USA Networks Transaction"). The USA Networks Transaction was accounted for under the purchase method of accounting. The cost of the acquisition was allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. This valuation resulted in $1.6 billion of unallocated excess of cost over fair value of assets acquired which was being amortized over 40 years, and

     - On February 12, 1998, the sale of a 50% interest in USA Networks to USA Networks, Inc. ("USAi") and the contribution of the remaining 50% interest in USA Networks and the majority of the television assets ("UTV") of Universal, including all of Universal's domestic television production and distribution operations and 50% of the international operations of USA Networks, to USANi LLC (the "LLC") in a transaction (the "USAi Transaction") in which Universal received cash, 13.5 million shares of USAi (after giving effect to the 2 for 1 split of USAi stock on March 26, 1998), consisting of approximately 7.1 million shares of common stock and 6.4 million shares of Class B common stock which in the aggregate represented a 10.7% equity interest in USAi at date of acquisition, and a 45.8% interest in the LLC which is exchangeable for USAi common stock and Class B common stock. The USAi Transaction resulted in $82 million of unallocated excess cost over fair value of assets acquired which is being amortized over 40 years.

     No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies.

     These Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with (i) the historical financial statements of PolyGram (including the notes thereto) contained in PolyGram's Annual Report on Form 20-F for the year ended December 31, 1997, (ii) the PolyGram unaudited consolidated interim financial data contained in PolyGram's Reports on Form 6-K dated July 22, 1998 and October 21, 1998, (iii) the PolyGram unaudited consolidated financial statements for the nine months ended September 30, 1998 included herein, (iv) the historical financial statements of Seagram contained in Seagram's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended and (v) the historical unaudited consolidated financial statements of Seagram contained in Seagram's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998.

     The Unaudited Pro Forma Consolidated Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual consolidated results of operations or consolidated financial position that would have been achieved had the sale of Tropicana, the Offer, the USA Networks Transaction and the USAi Transaction been consummated as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

               THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1998
         (UNITED STATES DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                            PRO FORMA ADJUSTMENTS
                                                 -------------------------------------------
                                                                  POLYGRAM                          SEAGRAM
                                  SEAGRAM           OTHER         FINANCIAL       POLYGRAM        CONSOLIDATED
                                 HISTORICAL      ADJUSTMENTS    STATEMENTS(a)    ADJUSTMENTS        PRO FORMA
                                 ----------      -----------    -------------    -----------       -----------
Revenues......................     $ 5,574                            $3,032                        $ 8,606
Cost of revenues..............       3,274                             1,645         $   136(i)       5,055
Selling, general and
  administrative
  expenses....................       1,935                             1,019             106(j)       3,060
Restructuring charge..........         405           (405)(c)             --              --             --
                                   -------        -------            -------         -------         ------

Operating income (loss).......         (40)           405                368            (242)           491
  Interest, net and
    other.....................         117            65 (d)              23             137(k)         342
                                   -------        -------             ------         -------         ------
                                      (157)           340                345            (379)           149
  Provision (benefit)
    for income taxes..........          75            117(e)              73             (96)(l)        169
  Minority interest
    charge (credit)...........         (17)            21(f)               3                6(m)         13
Equity earnings (losses)
  from unconsolidated
  companies...................          84                                (7)             --             77
                                   -------        -------             ------         -------         ------
  Income (loss) from
    continuing
    operations................        (131)           202                262            (289)            44
  Discontinued Tropicana
    operations:

    Loss from discontinued
     operations (net of
     taxes of $0)                       (3)             3(g)              --              --             --
    Gain on sale of discontinued
     operations (net of taxes
     of $373).................       1,072         (1,072)(h)             --              --             --
                                   -------        -------            -------         -------         ------
                                     1,069         (1,069)                --              --             --
                                   -------        -------             ------         -------         ------
Net income (loss).............     $   938        $  (867)            $  262         $  (289)        $   44
                                   =======        =======             ======         =======         ======
Basic earnings per share
  Income from continuing
    operations................     $ (0.37)                                                          $ 0.11
  Income from
    discontinued
    Tropicana
    operations, after
    tax.......................        3.02                                                               --
                                   -------                                                           ------
  Net income..................     $  2.65                                                           $ 0.11
                                   =======                                                           ======
Diluted earnings per
  share
  Income from continuing
    operations................     $ (0.37)                                                          $ 0.11
  Income from
    discontinued
    Tropicana
    operations, after
    tax.......................        3.01                                                               --
                                   -------                                                           ------
  Net income..................     $  2.64                                                           $ 0.11
                                   =======                                                           ======
Shares (in thousands)
  Weighted average
    shares
    outstanding...............     353,526                                            47,904(b)     401,430
  Dilutive potential
    common shares.............       2,350                                                            2,350
                                   -------                                                          -------
  Adjusted weighted
    average shares
    outstanding...............     355,876                                                          403,780
                                   =======                                                          =======

               THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE FISCAL YEAR ENDED JUNE 30, 1998
         (UNITED STATES DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                           PRO FORMA
                                          ADJUSTMENTS                             PRO FORMA ADJUSTMENTS
                                       -----------------               --------------------------------------------
                                       UTV AND             SEAGRAM/                       POLYGRAM                      SEAGRAM
                           SEAGRAM       USA      USAI &     USAI        TROPICANA        FINANCIAL      POLYGRAM     CONSOLIDATED
                          HISTORICAL   NETWORKS   OTHER    PRO FORMA   ADJUSTMENTS(g)   STATEMENTS(a)   ADJUSTMENTS    PRO FORMA
                          ----------   --------   ------   ---------   --------------   -------------   -----------   ------------
Revenues................   $ 9,474      $(376)(n)  $ 11(p)  $9,109                         $5,478                       $14,587
Cost of revenues........     5,525       (232)(n)            5,293                          3,045         $   300(i)      8,638
Selling, general and
  administrative
  expenses..............     3,396        (53)(n)     8(p)   3,351                          2,084             240(j)      5,675
                           -------      -----      ----     ------         ------          ------         -------       -------
Operating income........       553        (91)        3        465                            349            (540)          274
  Interest, net and
    other...............       228        (38)(n)    21(q)     211                             14             373(k)        598
Gain on sale of Time
  Warner shares.........       926         --        --        926                                                          926
Gain on USAi
  transaction...........       360         --        --        360                                                          360
                           -------      -----      ----     ------         ------          ------         -------       -------
                             1,611        (53)      (18)     1,540                            335            (913)          962
  Provision (benefit)
    for income taxes....       638        (14)        3(l)     627                            102            (236)(l)       493
  Minority interest
    charge (credit).....        48        (10)(n)     6(m)      44                             11             (39)(m)        16
Equity (loss) earnings
  from unconsolidated
  companies.............       (45)        31 (n)    19(o)       5                            (11)                           (6)
                           -------      -----      ----     ------         ------          ------         -------       -------
  Income (loss) from
    continuing
    operations..........       880          2        (8)       874                            211            (638)          447
  Income from
    discontinued
    Tropicana
    operations, after
    tax.................        66         --        --         66            (66)             --              --            --
                           -------      -----      ----     ------         ------          ------         -------       -------
Net income (loss).......   $   946      $   2      $ (8)    $  940         $  (66)         $  211         $  (638)      $   447
                           =======      =====      ====     ======         ======          ======         =======       =======
Basic earnings per share
  Income from continuing
    operations..........   $  2.51                                                                                      $  1.12
  Income from
    discontinued
    Tropicana
    operations, after
    tax.................       .19                                                                                           --
                           -------                                                                                      -------
  Net income............   $  2.70                                                                                      $  1.12
                           =======                                                                                      =======
Diluted earnings per
  share
  Income from continuing
    operations..........   $  2.49                                                                                      $  1.11
  Income from
    discontinued
    Tropicana
    operations, after
    tax.................       .19                                                                                           --
                           -------                                                                                      -------
  Net income............   $  2.68                                                                                      $  1.11
                           =======                                                                                      =======
Shares (in thousands)
  Weighted average
    shares
    outstanding.........   349,874                                                                         47,904(b)    397,778
  Dilutive potential
    common shares.......     3,731                                                                                        3,731
                           -------                                                                                      -------
  Adjusted weighted
    average shares
    outstanding.........   353,605                                                                                      401,509
                           =======                                                                                      =======

                           NOTES TO SEAGRAM PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

(a) The PolyGram financial statements for the six months ended December 31, 1998 and the twelve months ended June 30, 1998 have been converted to U.S. GAAP and certain reclassifications have been made to conform to Seagram's account classifications. The income statement has been converted to US Dollars at an average rate of 1.9217 Dutch Guilders to one US Dollar for the six months ended December 31, 1998, and at an average rate of
     2.01812 Dutch Guilders to one US Dollar for the twelve months ended June 30, 1998.

(b) Reflects the issuance of 47,904,145 Seagram Shares at $41.75 per share to PolyGram shareholders in the Offer.


(c)  Reflects the elimination of the entertainment restructuring charge.

(d) Reflects the elimination of interest income earned on the proceeds from the sale of Tropicana.

(e) Reflects the elimination of the income taxes on the restructuring charge and interest earned on the proceeds from the sale of Tropicana at the statutory income tax rate.

(f) Reflects the elimination of the minority interest on the restructuring charge.

(g)  Reflects the removal of Tropicana net income (loss).

(h)  Reflects the removal of the gain on the sale of Tropicana.

(i) Reflects the amortization, on an accelerated basis over periods from 14 to 20 years, of the $2.8 billion fair value of artist contracts, catalogs and music publishing assets. Amortization for the fiscal years ending June 30, 1999, June 30, 2000, June 30, 2001 and June 30, 2002 will be $330 million.

(j) Reflects the amortization, over a 40 year period, of the unallocated amount of the excess of the purchase price over the fair value of PolyGram assets acquired.

(k) Reflects the additional interest expense resulting from the increased borrowings at an average borrowing rate of 7.02% to finance the acquisition of PolyGram.

(l)  Reflects the income taxes provided for at the statutory income tax rate.

(m) Reflects the adjustment of interest attributable to minority shareholders of Universal.

(n) Reflects the elimination of USA Networks and the television business contributed to the LLC. The initial 50% interest was accounted for under the equity method of accounting, while the acquisition of the remaining 50% interest was accounted for under the purchase method of accounting.

(o) Reflects the 45.8% equity in the net income of the LLC net of the amortization of goodwill on the investment in the LLC over 40 years. The interest in the LLC is accounted for under the equity method of accounting.

(p) Reflects distribution agreements which principally include: (1) USAi's distribution of Universal's library and other television product and theatrical films in domestic television markets and (2) Universal's distribution of USAi's television product in foreign markets.

(q) Reflects the additional interest expense resulting from the increased short-term borrowings for the payment of $1.7 billion for the incremental 50% interest in USA Networks offset by the reduction of short-term borrowings using cash proceeds of $1.3 billion from the USAi transaction, at an average borrowing rate of 5.4%.

                                EXHIBIT INDEX
                                ------- -----



               (23) Consent of KPMG Accountants N.V., independent auditors.

               (99) Unaudited Quarterly Supplementary Pro Forma Financial
                     Information
